Exhibit 99.1

Luna Innovations Incorporated Reports Second Quarter 2013 Financial Results

Products and licensing revenues increase 11% over prior year quarter; Total revenues decrease 11% from prior year quarter

(ROANOKE, VA, August 6, 2013) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the second quarter and six months ended June 30, 2013.

As compared to the same quarter last year, total revenue decreased by 11%, from $6.7 million in the second quarter of 2012 to $6.0 million in the second quarter of 2013. Products and licensing revenues increased 11% compared to the second quarter of 2012 driven by higher sales of the company’s ODiSI product line in addition to increased revenue from the development of the company’s fiber optic shape sensing product. Products and licensing revenues for the second quarter also increased 69% compared to the first quarter of 2013.

Technology development revenues declined by 28% compared to the second quarter of 2012 due primarily to the continued lower level of contract research projects within the company’s optical systems group. Technology development revenues grew by 7% compared to the first quarter of 2013. Gross profit decreased from $2.7 million for the second quarter of 2012 to $2.4 million for the second quarter of 2013. Operating expenses for the second quarter of 2013 increased $0.2 million, or 6%, over the second quarter of 2012.

The company reported a net loss attributable to common stockholders of $1.0 million, or $0.07 per common share, for the second quarter of 2013, compared to a net loss of $0.3 million, or $0.02 per common share, in the same quarter last year. Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, and non-cash expenses of share-based compensation, depreciation, amortization and warrant expense, decreased to $(0.3) million for the second quarter of 2013, as compared to $0.4 million for the second quarter of 2012.

“I am pleased to report growth in the Products and Licensing segment of our business,” said My Chung, chief executive officer of Luna. “Growth in sales of our ODiSI products for measuring

LUNA INNOVATIONS INCORPORATED	Luna Q213 Earnings, Page 2

strain and temperature continued to offset the softness of the telecom test and measurement market for us. The multi-year renewal of our agreement with Intuitive Surgical during the second quarter also provides a strong base for growth in the future as we work toward the commercialization of the shape sensing platform.”

Second Quarter Financial and Business Summary

•	Total revenues decreased by 11%, from $6.7 million in the second quarter of 2012 to $6.0 million in the second quarter of 2013.

•

Technology development revenues decreased by 28%, to $2.8 million, for the second quarter of 2013, from $3.9 million for the second quarter of 2012. Technology development revenues increased by 7% compared to the first quarter of 2013.

•

Products and licensing revenue increased by 11%, from $2.8 million in the second quarter of 2012 to $3.2 million in the second quarter of 2013. Products and licensing revenue increased 69% over the first quarter of 2013.

•	Gross profit for the second quarter of 2013 decreased to $2.4 million, or 40% of total revenues, from $2.7 million, or 41% of total revenues, for the second quarter of 2012.

•

Selling, general and administrative expenses increased by 5% to $2.7 million, or 45% of total revenues for the second quarter of 2013, from $2.5 million, or 37% of total revenues, for the second quarter of 2012.

•	Total operating expenses increased to $3.3 million, or 56% of total revenues, for the second quarter of 2013 from $3.1 million, or 47% of total revenues for the second quarter of 2012.

•	Adjusted EBITDA decreased to $(0.3) million in the second quarter 2013 from $0.4 million in the second quarter of 2012.

•	Net loss attributable to common stockholders for the second quarter of 2013 increased to $1.0 million from $0.3 million for the second quarter of 2012.

•

Cash and cash equivalents totaled $8.7 million at June 30, 2013, as compared to $6.3 million at December 31, 2012 and $10.3 million at March 31, 2013. Net cash used during the quarter was adversely impacted by a $1.1 million increase in accounts receivable at June 30 compared to March 31, driven primarily by the timing of sales during the second quarter.

LUNA INNOVATIONS INCORPORATED	Luna Q213 Earnings, Page 3

Six Months Ended June 30, 2013 Financial Summary

•	Total revenue decreased by 22% to $10.5 million for the six months ended June 30, 2013 compared to $13.4 million for the six months ended June 30, 2012.

•	Technology development revenues decreased by 31%, from $7.8 million for the six months ended June 30, 2012 to $5.4 million for the six months ended June 30, 2013.

•	Products and licensing revenue decreased by 9%, from $5.6 million for the six months ended June 30, 2012 to $5.0 million for the six months ended June 30, 2013.

•

Gross profit for the six months ended June 30, 2013 decreased by 30%, to $3.8 million, compared to a gross profit of $5.5 million for the six months ended June 30, 2012. Gross margin percentages decreased to 36% of revenues for the first six months of 2013 from 41% of revenues for the first six month of 2012.

•

Selling, general and administrative expenses was relatively unchanged at $5.2 million, representing 49% of total revenues for the six months ended June 30, 2013 compared to 39% of total revenues for the six months ended June 30, 2013.

•

Total operating expenses increased to $6.7 million, or 64% of total revenues, for the six months ended June 30, 2013, from $6.5 million or 48% of total revenues, for the six months ended June 30, 2012.

•	Adjusted EBITDA decreased to $(1.7) million for the six months ended June 30, 2013 from $0.5 million for the six months ended June 30, 2012.

•

Net income attributable to common stockholders improved to $1.8 million for the six months ended June 30, 2013, compared to a net loss attributable to common stockholders of $0.6 million for the six months ended June 30, 2012 largely the result of a net after-tax gain of $3.9 million realized on the sale of the company’s Secure Computing and Communications group in the first quarter.

LUNA INNOVATIONS INCORPORATED	Luna Q213 Earnings, Page 4

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the second quarter of 2013. The call can be accessed by dialing 800.299.9630 domestically or 617.786.2904 internationally prior to the start of the call. The participant access code is 24290407. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna:

Luna Innovations Incorporated (www.lunainc.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets it serves.

Forward-Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding the company’s future growth and commercialization of the company’s shape sensing platform. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include,

LUNA INNOVATIONS INCORPORATED	Luna Q213 Earnings, Page 5

without limitation, failure of demand for the company’s products and services to meet expectations, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

LUNA INNOVATIONS INCORPORATED	Luna Q213 Earnings, Page 6

Luna Innovations Incorporated

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenues:
Technology development revenues	$2,807,296	$3,894,846	$5,434,537	$7,837,546
Products and licensing revenues	3,165,764	2,845,864	5,035,439	5,559,677

Total revenues	5,973,060	6,740,710	10,469,976	13,397,223

Cost of revenues:
Technology development costs	2,209,158	2,729,108	4,381,135	5,428,304
Products and license costs	1,355,643	1,267,201	2,288,062	2,514,696

Total cost of revenues	3,564,801	3,996,309	6,669,197	7,943,000

Gross Profit	2,408,259	2,744,401	3,800,779	5,454,223

Operating expense:
Selling, general and administrative	2,658,605	2,526,638	5,167,251	5,183,614
Research, development, and engineering	666,632	608,459	1,507,124	1,293,240

Total operating expense	3,325,237	3,135,097	6,674,375	6,476,854

Operating loss	(916,978)	(390,696)	(2,873,596)	(1,022,631)

Other income/(expense):
Other income, net	15,307	23,265	86,540	46,533
Interest expense	(49,781)	(74,357)	(107,960)	(154,015)

Total other expense	(34,474)	(51,092)	(21,420)	(107,482)

Loss from continuing operations before income taxes	(951,452)	(441,788)	(2,895,016)	(1,130,113)
Income tax (benefit)/expense	(160,855)	—	(956,055)	5,799

Loss from continuing operations	(790,597)	(441,788)	(1,938,961)	(1,135,912)
(Loss)/income from discontinued operations, net of income taxes	(161,485)	199,268	3,772,476	558,644

Net (loss)/income	(952,082)	(242,520)	1,833,515	(577,268)

Preferred stock dividend	26,366	26,784	49,995	60,880

Net (loss)/income attributable to common stockholders	$(978,448)	$(269,304)	$1,783,520	$(638,148)

Net loss per share from continuing operations:
Basic	$(0.06)	$(0.03)	$(0.14)	$(0.08)
Diluted	$(0.06)	$(0.03)	$(0.14)	$(0.08)

Net (loss)/income per share from discontinued operations:
Basic	$(0.01)	$0.01	$0.27	$0.04
Diluted	$(0.01)	$0.01	$0.23	$0.03

Net (loss)/income per share attributable to common stockholders:
Basic	$(0.07)	$(0.02)	$0.13	$(0.05)
Diluted	$(0.07)	$(0.02)	$0.11	$(0.05)

Weighted average common shares and common equivalent shares outstanding:
Basic	14,362,494	13,892,816	14,206,598	13,885,684
Diluted	14,362,494	16,314,620	16,558,357	16,325,402

LUNA INNOVATIONS INCORPORATED	Luna Q213 Earnings, Page 7

Luna Innovations Incorporated

Condensed Consolidated Balance Sheets

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,742,869	$6,340,461
Accounts receivable, net	6,702,987	7,059,635
Inventory, net	3,646,133	3,336,916
Prepaid expenses	560,275	667,773
Other current assets	70,207	35,629

Total current assets	19,722,471	17,440,414
Property and equipment, net	2,141,390	2,426,638
Intangible assets, net	377,638	437,839
Other assets	80,293	152,877

Total assets	$22,321,792	$20,457,768

Liabilities and stockholders’ equity
Liabilities :
Current Liabilities
Current portion of long term debt obligation	1,625,000	1,500,000
Current portion of capital lease obligation	55,734	54,091
Accounts payable	2,238,501	1,797,571
Accrued liabilities	2,531,515	2,747,175
Deferred credits	611,269	832,822

Total current liabilities	7,062,019	6,931,659
Long-term debt obligation	1,375,000	2,125,000
Long-term lease obligation	100,633	128,917

Total liabilities	8,537,652	9,185,576

Commitments and contingencies
Stockholders’ equity:
Preferred stock	1,322	1,322
Common stock	14,688	14,245
Additional paid-in capital	62,089,490	61,361,505
Accumulated deficit	(48,321,360)	(50,104,880)

Total stockholders’ equity	13,784,140	11,272,192

Total liabilities and stockholders’ equity	$22,321,792	$20,457,768

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Luna Innovations Incorporated

Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	2013	2012
	(unaudited)
Cash used in operating activities
Net income (loss)	$1,833,515	$(577,268)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	489,244	528,113
Share-based compensation	618,084	928,368
Warrant expense	—	12,032
Gain on sale of discontinued operations, net of income taxes	(3,868,114)	—
Allowance for doubtful accounts or bad debt expense	124,810	—
Change in assets and liabilities:
Accounts receivable	834,122	(1,212,864)
Inventory	(309,217)	(69,186)
Other current assets	(40,647)	150,289
Other assets	72,584	37,583
Accounts payable and accrued expenses	174,916	(847,341)
Deferred credits	(221,553)	(328,491)

Net cash used in operating activities	(1,313,794)	(1,378,765)

Cash flows provided by/(used in) investing activities
Acquisition of property and equipment	(69,108)	(123,732)
Intangible property costs	(145,858)	(55,847)
Proceeds from sale of discontinued operations, net of fees	4,522,460	—

Net cash provided by/(used in) investing activities	4,307,494	(179,579)

Cash flows used in financing activities

Payments on capital lease obligations	(26,641)	(25,094)
Payment of debt obligations	(625,000)	(750,000)
Proceeds from the exercise of options and warrants	60,349	33,830

Net cash used in financing activities	(591,292)	(741,264)

Net increase/(decrease) in cash or cash equivalents	2,402,408	(2,299,608)
Cash and cash equivalents, beginning of period	6,340,461	8,939,127

Cash and cash equivalents, end of period	$8,742,869	$6,639,519

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Luna Innovations Incorporated

Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income/(loss)	$(952,082)	$(242,520)	$1,833,515	$(577,268)
Less (loss)/income from discontinued operations, net of income taxes	(161,485)	199,268	3,772,476	558,644

Loss from continuing operations	(790,597)	(441,788)	(1,938,961)	(1,135,912)
Interest expense	49,781	74,357	107,960	154,015
Tax (benefit) expense	(160,855)	—	(956,055)	5,799
Depreciation and amortization	260,979	244,012	489,244	528,113

EBITDA	(640,692)	(123,419)	(2,297,812)	(447,985)
Share-based compensation	304,568	473,784	618,084	928,368
Warrant expense	—	147	—	12,032

Adjusted EBITDA	$(336,124)	$350,512	$(1,679,728)	$492,415

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainc.com